UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2012

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(859) 572-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K (the “Current Report”) of General Cable Corporation, a Delaware corporation (the “Company”), including, without limitation, statements regarding future acquisitions, financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. Forward-looking statements can generally be identified as statements containing the words “believe,” “expect,” “may,” “could,” “anticipate,” “intend,” “should,” “estimate,” “project,” “will,” “plan,” “assume,” “seek to” or other similar expressions, although not all forward-looking statements contain these identifying words. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which the Company has no control.   These risks and uncertainties include, but are not limited to, those described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2012, as well as any current and periodic reports filed with the SEC subsequent to such date.  Forward looking statements reflect the views and assumptions of management as of the date of this Current Report with respect to future events.  The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.  The inclusion of any statement in this Current Report does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Item 1.01	Entry into a Material Definitive Agreement.

Credit Facility

On August 1, 2012, the Company and certain of its U.S. and Canadian subsidiaries entered into an amendment to their existing asset-based revolving credit facility   (“Credit Facility”) pursuant to an Amendment No. 1 to Credit Agreement (the “Amendment”) by and among the Company’s principal U.S. operating subsidiary General Cable Industries, Inc., a Delaware corporation, as “U.S. Borrower,” General Cable Company, an unlimited liability company organized under the laws of Nova Scotia, as “Canadian Borrower,” the Company and those certain other U.S. and Canadian subsidiaries of the Company party thereto as “Guarantors,” the several lenders and financial institutions party thereto as the “Lenders,” and JPMorgan Chase Bank, N.A., as “Administrative Agent.” For purposes of this Form 8-K, the U.S. Borrower and Canadian Borrower are collectively referred to as the “Borrowers” and the Company, the Borrowers and the Guarantors are collectively referred to as the “Loan Parties.” This Amendment amends the credit agreement, governing the Credit Facility, which was entered into on July 21, 2011 (the “Credit Agreement”).

Pursuant to the Amendment, certain amendments and modifications to the Credit Facility were made, including the following:

(i)	The Amendment provides for an initial increase of the Credit Facility from $400.0 million ($40.0 million of which could have been denominated in Canadian dollars) to $600.0 million ($50.0 million of which can be denominated in Canadian dollars), an increase in the letter of credit facility sublimit from $100.0 million ($10.0 million of which could have been denominated in Canadian dollars) to $150.0 million ($25.0 million of which can be denominated in Canadian dollars) and an increase in the swingline loan facility sublimit from $25.0 million ($5.0 million of which could have been denominated in Canadian dollars) to $37.5 million ($7.5 million of which can be denominated in Canadian dollars). Upon the closing of the North American portion of the previously disclosed Alcan Cable acquisition and satisfaction of conditions precedent set forth in the Amendment, the Credit Facility will be increased to $700.0 million ($70.0 million of which can be denominated in Canadian dollars), the letter of credit facility sublimit will be increased to $175.0 million ($32.5 million of which can be denominated in Canadian dollars) and the swingline loan facility sublimit will be increased to $43.75 million ($8.75 million of which can be denominated in Canadian dollars). The Borrowers still have the ability to increase the Credit Facility size in the future by up to $100.0 million.

(ii)	The maturity date of the Credit Facility was extended from July 21, 2016 to July 21, 2017 (the “Maturity Date”). The Maturity Date will automatically become August 16, 2013 unless (i) the Company’s $355.0 million in aggregate principal amount of 0.875% Senior Convertible Notes due 2013 (the “Senior Convertible Notes”) have been refinanced with indebtedness that matures or is mandatorily redeemable not earlier than the date that is six months after the Maturity Date, or (ii) the Loan Parties have sufficient liquidity such that after giving pro forma effect to the repayment of the Senior Convertible Notes, availability under the Credit Facility is at least $100.0 million and the fixed charge coverage ratio (as defined in the Credit Agreement and which is the ratio of (a) EBITDA (as defined in the Credit Agreement) minus the unfinanced portion of capital expenditures to (b) fixed charges, all calculated for the Company and its subsidiaries on a consolidated basis) is not less than 1.15 to 1.00 for the most recently ended quarter for which financial statements have been delivered to the Administrative Agent in accordance with the terms of the Credit Agreement, recalculated as if such repayment had been made on the last day of such quarter. The Maturity Date will automatically become December 31, 2014 unless (i) the Company’s $125.0 million in aggregate principal amount of Senior Floating Rates Notes due 2015 (the “Senior Floating Rate Notes”) have been refinanced with indebtedness that matures or is mandatorily redeemable not earlier than the date that is six months after the Maturity Date, or (ii) the Loan Parties have sufficient liquidity such that after giving pro forma effect to the repayment of the Senior Floating Rate Notes, availability under the Credit Facility is at least $100.0 million and the fixed charge coverage ratio is not less than 1.15 to 1.00 for the most recently ended quarter for which financial statements have been delivered to the Administrative Agent in accordance with the terms of the Credit Agreement, recalculated as if such repayment had been made on the last day of such quarter. The Maturity Date will automatically become December 31, 2016 unless the Company’s $200.0 million in aggregate principal amount of 7.125% Senior Fixed Rate Notes due 2017 (the “Fixed Rate Senior Unsecured Notes”) have been refinanced with indebtedness that matures or is mandatorily redeemable not earlier than the date that is six months after the Maturity Date, or (ii) the Loan Parties have sufficient liquidity such that after giving pro forma effect to the repayment of the Fixed Rate Senior Unsecured Notes, availability under the Credit Facility is at least $100.0 million and the fixed charge coverage ratio is not less than 1.15 to 1.00 for the most recently ended quarter for which financial statements have been delivered to the Administrative Agent in accordance with the terms of the Credit Agreement, recalculated as if such repayment had been made on the last day of such quarter.

(iii)	Other amendments were made to certain provisions relating to the calculation of the borrowing base and to certain affirmative and negative covenants to proportionally increase the triggers under such covenants to the increase in the size of the Credit Facility and, upon the closing of the North American portion of the previously disclosed Alcan Cable acquisition and satisfaction of conditions precedent set forth in the Amendment, further amendments will automatically occur with respect to such provisions and such covenants. For example, the Amendment contains provisions amending the Covenant Trigger Period to be the period commencing on any day that availability under the Credit Facility is less than (a) $60.0 million (which will increase to $70.0 upon the closing of the North American portion of the Alcan Cable acquisition and satisfaction of conditions precedent set forth in the Amendment) or (b) 10.0% of the sum of the total revolving commitments at such time, if greater, and continuing until availability under the Credit Facility has at all times, during the preceding 30 consecutive days, been greater than or equal to the greater of the applicable amount in clause (a) or clause (b). Prior to the Amendment, the amount in clause (a) above was $40.0 million. If the Covenant Trigger Period occurs, then the Credit Agreement, as amended, requires the Loan Parties not to permit the fixed charge coverage ratio, determined for any period of four consecutive fiscal quarters ending on the last day of each fiscal quarter to be less than 1.0 to 1.0, commencing with the fiscal quarter ending immediately preceding the commencement of the Covenant Trigger Period.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which the Company intends to file with the Securities and Exchange Commission at a future date.  For additional information regarding the Credit Facility, please see “Item 1.01 Entry into a Material Definitive Agreement - New Credit Facility” of the Company’s Form 8-K filed on July 25, 2011.

Relationship to Lenders

From time to time, in the ordinary course of their business, certain Lenders under the Amendment or their affiliates have provided, and may in the future provide, financial advisory and investment banking services to the Company and its affiliates, for which they have received and may continue to receive customary fees and commissions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is set forth under Item 1.01 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On August 2, 2012, the Company issued a press release with respect to the Amendment. The press release is attached hereto as Exhibit 99.1.

The information being furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith.

Exhibit Number	Description

99.1	General Cable Corporation Press Release dated August 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2012	GENERAL CABLE CORPORATION

	By:	/s/ Robert J. Siverd
		Name:	Robert J. Siverd
		Title:	Executive Vice President, General
Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	General Cable Corporation Press Release dated August 2, 2012